FIRST AMENDMENT TO OPTION AGREEMENT

This First Amendment to Option Agreement (herein called the “Amendment”) is made and entered into on this 13th day of October, 2013, but effective for all purposes as of the Effective Time (as such term is defined in the Option Agreement), by and between Texas Vanguard Oil Company, a Texas corporation (herein called “TVOC”), and Trivista Energy LLC, a Texas limited liability company (herein called “Trivista”), upon the terms and conditions set forth herein.  TVOC and Trivista are individually referred to herein each, individually, as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties entered into that certain Option Agreement dated effective as of 12:01 a.m. local time in Austin, Texas on September 13, 2013 (the “Option Agreement”), pursuant to which the Trivista was granted the option to purchase certain Option Assets (as more particularly defined in the Option Agreement) owned by TVOC; and

WHEREAS, the Parties desire to amend the Option Agreement in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Option Agreement as follows:

1. Closing of Option.  The first sentence of Section 3 of the Option Agreement shall be deleted in its entirety and replaced with the following:

“The purchase of the Option Assets by Option Buyer, should it occur, shall take place on or before 2:00 p.m. local time on October 21, 2013 at the offices of Strasburger & Price, LLP at 720 Brazos Street, Suite 700, Austin, Texas 78701, unless the Parties mutually agree otherwise (such date on which the Option Closing actually occurs, the “Option Closing Date”).”

2. Signature Page.  The first sentence of each of the signature pages to the Option Agreement shall be deleted in their entirety and replaced with the following:

“IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written, but in each case effective as of the Effective Time.”

3. Amendment Compliance.  The Parties acknowledge that this Amendment complies with the requirements to alter or amend the Option Agreement, as stated in Section 8(i) of the Option Agreement.

4. Survival.  The Parties hereby acknowledge and agree that the amendments and alterations to the Option Agreement contained in this Amendment shall survive the Option Closing indefinitely.

5. Entire Agreement.  The Option Agreement, as amended by the Amendment, the Assignment and the other documents executed, and to be executed, under the Option Agreement, as amended hereby, and the exhibits and schedules thereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof, and there are no other agreements, understandings, warranties or representations except as set forth herein and therein.  In the event of a conflict between the terms of this Amendment and the terms of the Option Agreement, the terms of this Amendment shall control.  Any capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Option Agreement.

6. References.  All references to the Option Agreement shall be considered to be references to the Option Agreement as modified by this Amendment, and, except as modified hereby, the Option Agreement shall remain in full force and effect.

7. Counterparts; Execution.  This Amendment may be executed in multiple counterparts, each of which will be an original instrument, but all of which will constitute one amendment.  The execution and delivery of this Amendment by any Party may be evidenced by facsimile or other electronic transmission (including scanned documents delivered by email), which shall be binding upon all Parties.

8. Ratification.  The Option Agreement, as amended herein, is ratified and confirmed.

9. Exercise of Option.  The Parties, by executing this Amendment, hereby expressly acknowledge and agree that, notwithstanding anything to the contrary contained in this Amendment or the Option Agreement, Trivista has validly exercised the Option prior to the expiration of the Option Period and in accordance with the terms of the Option Agreement, as amended hereby, and, given that Trivista has so validly exercised the Option, Trivista shall be under no further obligation to deliver an Option Notice.

10. Required Consents.  The Parties acknowledge that certain Option Assets may be subject to preferential rights to purchase and / or leasehold consents to assign (hereafter “Required Consents”) which are held by currently unidentified third parties.  The Parties shall, at least one business day prior to the Option Closing Date, agree upon the value allocated to each Option Asset (the “Allocated Value”) which is known at that time to be subject to any such remaining Required Consents. Furthermore, at least one business day prior to the Option Closing Date, the Parties shall execute an additional amendment to the Option Agreement adding as an Exhibit a list of the Option Assets which are known at that time to be subject to such Required Consent along with the Allocated Value for each Option Asset known at that time to be subject to same.

11. Wyoming Properties.  The Parties agree that, at the election of Trivista by written notice delivered to TVOC prior to the Option Closing, the Weston County, Wyoming properties included in the Option Assets shall be assigned by TVOC to a third party to be named by Trivista. TVOC shall have the right to consent to the substitution of such third party in place of Trivista, but such consent shall not be unreasonably withheld, conditioned or delayed.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been signed by each of the Parties as of the date first above written, but in each case effective as of the Effective Time.

TVOC:

Texas Vanguard Oil Company

By:	/s/ Linda Watson
Name:	Linda Watson
Title:	Chairman

TRIVISTA:

Trivista Energy LLC
By:	/s/ Mark Roach
Name:	Mark Roach
Title:	President

Signature Page to First Amendment to Option agreement By and Between
Texas Vanguard Oil Company and Trivista Energy LLC